Burke & Herbert Financial Services Corp. Announces Third Quarter 2025 Results and Declares Common Stock Dividend
For Immediate Release
October 23, 2025
Alexandria, VA – Burke & Herbert Financial Services Corp. (the “Company” or “Burke & Herbert”) (Nasdaq: BHRB) reported financial results for the quarter year ended September 30, 2025, and disclosed that, at its meeting on October 23, 2025, the board of directors declared a $0.55 per share regular cash dividend to be paid on December 1, 2025, to shareholders of record as of the close of business on November 14, 2025.
Q3 2025 Highlights
•For the quarter, net income applicable to common shares totaled $29.7 million, and diluted earnings per common share (“EPS”) was $1.97. For the quarter ended June 30, 2025, net income applicable to common shares totaled $29.7 million, and diluted EPS was $1.97.
•For the quarter, the annualized return on average assets was 1.50% and the annualized return on average equity was 14.88%.
•Ending total gross loans were $5.6 billion and ending total deposits were $6.4 billion; ending loan-to-deposit ratio was 86.7%. The net interest margin (non-GAAP1) was 4.08% for the three months ended September 30, 2025.
•The balance sheet remains strong with ample liquidity. Total liquidity, including all available borrowing capacity with cash and cash equivalents, totaled $4.3 billion at the end of the third quarter.
•Asset quality metrics remain within the Company’s moderate risk profile with adequate reserve coverage.
•The Company continues to be well-capitalized, ending the quarter with 12.7%2 Common Equity Tier 1 capital to risk-weighted assets, 15.4%2 Total risk-based capital to risk-weighted assets, and a leverage ratio of 10.7%.2
From David P. Boyle, Company Chair and Chief Executive Officer
“Our solid results reflect the teamwork in executing our strategy to be trusted advisors to our customers and to expand into attractive markets where we deliver our full suite of products and services. Our loan originations were strong, and we increased our deposits during the quarter. We recently opened our first branch in Bethesda, Maryland and our newer markets in Virginia, including Fredericksburg and Richmond, are exceeding our expectations. Our balance sheet remains well positioned with ample liquidity, solid capital ratios, and adequate loss reserves. We are looking forward to a strong close to 2025 and delivering increased value for our customers, employees, communities, and shareholders.”
Results of Operations
Third Quarter 2025 compared to Second Quarter 2025
The Company reported third quarter 2025 net income applicable to common shares of $29.7 million, or $1.97 per diluted common share, compared to second quarter 2025 net income applicable to common shares of $29.7 million, or $1.97 per diluted common share.

(1) Non-GAAP financial measures referenced in this release are used by management to measure performance in operating the business that management believes enhances investors’ ability to better understand the underlying business performance and trends related to core business activities. Reconciliations of non-GAAP operating measures to the most directly comparable GAAP financial measures are included in the non-GAAP reconciliation tables in this release. Non-GAAP measures should not be used as a substitute for the closest comparable GAAP measurements.
(2) Ratios as of September 30, 2025, are estimated.

•Period-end total gross loans were $5.6 billion at September 30, 2025, a decrease of $31.0 million from June 30, 2025, as the Company exited approximately $80.0 million of non-strategic loans while originating $228.9 million of new, relationship-based loan commitments.
•Period-end total deposits were $6.4 billion at September 30, 2025, an increase of $21.1 million from June 30, 2025. Excluding a $7.7 million decrease in brokered deposits, core deposits increased $28.8 million.
•Net interest income for the quarter was $73.8 million compared to $74.2 million in the prior quarter due to a decrease in interest income of $0.6 million which slightly exceeded a decrease in interest expense of $0.2 million. The decrease in total interest income was mainly attributable to a decrease in loan interest income of $1.7 million primarily driven by lower accretion income. This was slightly offset by an increase in interest income from securities of $0.7 million and an increase in other interest income of $0.3 million. The decrease in total interest expense was primarily driven by lower deposit costs from a decrease in the balance of brokered time deposits and lower rates on certain deposit products.
•Net interest margin on a fully taxable equivalent basis (non-GAAP1) decreased to 4.08% versus 4.17% in the second quarter of 2025, mainly attributable to a lower yield on the loan portfolio primarily due to lower accretion income, partially offset by an increase in yield on the securities portfolio and a decrease in yield on interest-bearing liabilities compared to the second quarter of 2025.
•Accretion income on loans during the quarter was $8.2 million, and the amortization expense impact on interest expense was $1.4 million, or 36.7 bps of net interest margin on an annualized basis in the third quarter of 2025. In the prior quarter, accretion income on loans during the quarter was $11.5 million, and the amortization expense impact on interest expense was $1.4 million, or 56.0 bps of net interest margin on an annualized basis.
•The cost of total deposits, including non-interest bearing deposits, was 1.87% in the third quarter of 2025, compared to 1.90% in the second quarter of 2025. The decrease in the cost of deposits was mostly due to a decrease in the rate paid on interest-bearing deposits compared to the second quarter of 2025.
•The Company recorded credit provision expense in the third quarter of 2025 of $262 thousand and the Company’s allowance for credit losses at September 30, 2025, was $67.6 million, or 1.2% of total loans.
•Total non-interest income for the third quarter of 2025 was $11.6 million compared to $12.9 million in the prior quarter, primarily due to collection of death proceeds from company-owned life insurance which increased non-interest income by $1.8 million in the prior quarter, which was somewhat offset by increases in other categories of non-interest income in the third quarter of 2025 compared to the second quarter of 2025.
•Non-interest expense for the third quarter of 2025 was $48.1 million compared to $49.3 million in the second quarter of 2025, primarily reflecting continued operating efficiency gains, post-merger.
Regulatory capital ratios2
The Company continues to be well-capitalized with capital ratios that are above regulatory requirements. As of September 30, 2025, our Common Equity Tier 1 capital to risk-weighted asset and Total risk-based capital to risk-weighted asset ratios were 12.7%2 and 15.4%2, respectively, and significantly above the well-capitalized requirements of 6.5% and 10%, respectively. The leverage ratio was 10.7%2 compared to a 5% level to be considered well-capitalized.
Burke & Herbert Bank & Trust Company (“the Bank”), the Company’s wholly-owned bank subsidiary, also continues to be well-capitalized with capital ratios that are above regulatory requirements. As of September 30, 2025, the Bank’s Common Equity Tier 1 capital to risk-weighted asset and Total risk-based capital to risk-weighted asset ratios were 14.0%2 and 15.2%,2 respectively, and significantly above the well-capitalized requirements. In addition, the Bank’s leverage ratio of 11.4%2 is considered to be well-capitalized.
For more information about the Company’s financial condition, including additional disclosures pertinent to recent events in the banking industry, please see our financial statements and supplemental information attached to this release.
About Burke & Herbert
Burke & Herbert Financial Services Corp. is the financial holding company for Burke & Herbert Bank & Trust Company. Burke & Herbert Bank & Trust Company is the oldest continuously operating bank under its original name headquartered in the greater Washington, D.C. metropolitan area. With over 75 branches across Delaware, Kentucky, Maryland, Virginia, and West Virginia, Burke & Herbert Bank & Trust Company offers a full range of business and personal financial solutions designed to meet customers’ banking, borrowing, and investment needs. Learn more at investor.burkeandherbertbank.com.
Cautionary Note Regarding Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the beliefs, goals, intentions, and expectations of the Company regarding revenues, earnings, earnings per share, loan production, asset quality, and capital levels, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of expected losses on loans; our assessments of interest rate and other market risks; our ability to achieve our financial and other strategic goals; and other statements that are not historical facts.
Forward–looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “will,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Additionally, forward–looking statements speak only as of the date they are made; the Company does not assume any duty, does not undertake, and specifically disclaims any obligation to update such forward–looking statements, whether written or oral, that may be made from time to time, whether because of new information, future events, or otherwise, except as required by law. Furthermore, because forward–looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in or implied by such forward-looking statements because of a variety of factors, many of which are beyond the control of the Company. Further, factors identified herein are not necessarily all of the factors that could cause the Company’s actual results, performance or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other factors, including unknown or unpredictable factors, also could harm the Company. Accordingly, you should consider all of these risks, uncertainties and other factors carefully in evaluating all such forward-looking statements made by the Company and not place undue reliance on forward-looking statements.
The risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to, the following: costs or difficulties associated with newly developed or acquired operations; changes in general economic, political, or market trends (either nationally or locally in the areas in which we conduct, or will conduct, business), including inflation, changes in interest rates, market volatility and monetary fluctuations, and changes in federal government policies and practices, as well as the impact from recently announced and future tariffs on the markets we serve; increased competition; changes in consumer confidence and demand for financial services, including changes in consumer borrowing, repayment, investment, and deposit practices; changes in asset quality and credit risk; our ability to control costs and expenses; adverse developments in borrower industries or declines in real estate values; changes in and compliance with federal and state laws and regulations that pertain to our business and capital levels; our ability to raise capital as needed; the impact, extent and timing of technological changes; the effects of any cybersecurity breaches; and the other factors discussed in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” section of the Company's Annual Report on Form 10–K for the year ended December 31, 2024, the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and other reports the Company files with the SEC.

Burke & Herbert Financial Services Corp.
Consolidated Statements of Income (unaudited)
(In thousands)

	Three Months Ended			Nine Months Ended
	September 30,		June 30	September 30,
	2025	2024	2025	2025	2024
Interest income
Taxable loans, including fees	$95,132	$103,682	$96,803	$288,966	$213,400
Tax-exempt loans, including fees	47	48	43	136	81
Taxable securities	9,062	10,076	9,303	27,852	29,949
Tax-exempt securities	4,863	3,135	3,939	12,069	7,052
Other interest income	2,105	1,585	1,770	4,830	2,886
Total interest income	111,209	118,526	111,858	333,853	253,368
Interest expense
Deposits	30,286	39,441	30,431	92,568	82,745
Short-term borrowings	4,379	3,080	4,438	12,009	10,806
Subordinated debt	2,748	2,798	2,730	8,207	4,658
Other interest expense	26	28	26	79	84
Total interest expense	37,439	45,347	37,625	112,863	98,293
Net interest income	73,770	73,179	74,233	220,990	155,075

Credit loss expense - loans and available-for-sale securities	574	85	717	2,191	19,515
Credit loss (recapture) - off-balance sheet credit exposures	(312)	62	(93)	(804)	3,872
Total provision for credit losses	262	147	624	1,387	23,387
Net interest income after credit loss expense	73,508	73,032	73,609	219,603	131,688

Non-interest income
Fiduciary and wealth management	2,664	2,352	2,425	7,532	5,982
Service charges and fees	2,070	2,509	2,036	6,195	4,977
Net gains on securities	212	—	38	251	613
Income from company-owned life insurance	1,152	1,330	2,982	5,327	2,799
Bank debit and other card revenue	3,192	3,119	3,024	9,100	6,708
Other non-interest income	2,295	1,306	2,372	6,080	3,296
Total non-interest income	11,585	10,616	12,877	34,485	24,375

Non-interest expense
Salaries and wages	20,848	20,858	21,320	63,109	51,271
Pensions and other employee benefits	4,429	4,678	4,067	13,632	12,346
Occupancy	3,479	3,412	3,521	11,045	7,947
Equipment rentals, depreciation and maintenance	3,908	4,699	4,100	12,092	18,643
Core deposit intangible amortization	3,683	4,297	3,888	11,869	7,162
ATM, card and network expense	1,200	1,640	1,314	3,646	3,299
FDIC and other regulatory assessments	976	1,037	1,088	2,978	2,500
Other operating	9,569	10,205	10,007	28,690	33,255
Total non-interest expense	48,092	50,826	49,305	147,061	136,423
Income before income taxes	37,001	32,822	37,181	107,027	19,640

Income tax expense	7,037	5,200	7,284	19,965	3,725
Net income	29,964	27,622	29,897	87,062	15,915
Preferred stock dividends	225	225	225	675	450
Net income applicable to common shares	$29,739	$27,397	$29,672	$86,387	$15,465

Burke & Herbert Financial Services Corp.
Consolidated Balance Sheets
(In thousands)

	September 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
Assets
Cash and due from banks	$55,224	$35,554
Interest-earning deposits with banks	76,489	99,760
Cash and cash equivalents	131,713	135,314
Securities available-for-sale, at fair value	1,598,407	1,432,371
Restricted stock, at cost	42,187	33,559
Loans held-for-sale, at fair value	1,303	2,331
Loans	5,559,479	5,672,236
Allowance for credit losses	(67,604)	(68,040)
Net loans	5,491,875	5,604,196
Premises and equipment, net	136,117	132,270
Other real estate owned	2,742	2,783
Accrued interest receivable	35,444	34,454
Intangible assets	45,431	57,300
Goodwill	34,149	32,783
Company-owned life insurance	182,980	182,834
Other assets	186,689	161,990
Total Assets	$7,889,037	$7,812,185

Liabilities and Shareholders’ Equity
Liabilities
Non-interest-bearing deposits	$1,358,250	$1,379,940
Interest-bearing deposits	5,053,802	5,135,299
Total deposits	6,412,052	6,515,239
Short-term borrowings	450,000	365,000
Subordinated debentures, net	68,906	94,872
Subordinated debentures owed to unconsolidated subsidiary trusts	17,204	17,013
Accrued interest and other liabilities	118,644	89,904
Total Liabilities	7,066,806	7,082,028

Shareholders’ Equity
Preferred stock and surplus	10,413	10,413
Common stock	7,800	7,770
Common stock, additional paid-in capital	404,656	401,172
Retained earnings	495,400	434,106
Accumulated other comprehensive income (loss)	(68,454)	(95,720)
Treasury stock	(27,584)	(27,584)
Total Shareholders’ Equity	822,231	730,157
Total Liabilities and Shareholders’ Equity	$7,889,037	$7,812,185

Burke & Herbert Financial Services Corp.
Details of Net Interest Margin (unaudited)
For the three months ended

Details of Net Interest Margin - Yield Percentages

	September 30	June 30	March 31	December 31	September 30
	2025	2025	2025	2024	2024
Interest-earning assets:
Loans:
Taxable loans	6.76%	6.90%	6.96%	6.91%	7.34%
Tax-exempt loans	6.78	5.90	5.80	5.87	5.63
Total loans	6.76	6.90	6.96	6.91	7.34
Interest-earning deposits and fed funds sold	4.33	4.68	5.76	4.48	3.43
Securities:
Taxable securities	3.86	3.83	3.85	3.82	4.05
Tax-exempt securities	4.17	4.20	3.85	3.55	3.58
Total securities	3.97	3.95	3.85	3.75	3.91
Total interest-earning assets	6.11%	6.25%	6.31%	6.22%	6.56%

Interest-bearing liabilities:
Deposits:
Interest-bearing demand	2.18%	2.21%	2.16%	2.51%	3.19%
Money market & savings	2.02	2.01	2.02	1.60	1.43
Brokered CDs & time deposits	3.25	3.37	3.85	4.55	4.82
Total interest-bearing deposits	2.37	2.41	2.53	2.76	3.02
Borrowings:
Short-term borrowings	3.85	3.91	3.88	4.17	4.06
Subordinated debt borrowings and other	9.49	9.62	9.85	9.87	10.16
Total interest-bearing liabilities	2.63%	2.68%	2.76%	2.98%	3.21%

Taxable-equivalent net interest spread	3.48	3.57	3.55	3.24	3.35
Benefit from use of non-interest-bearing deposits	0.60	0.60	0.63	0.67	0.72
Taxable-equivalent net interest margin (non-GAAP1)	4.08%	4.17%	4.18%	3.91%	4.07%

Burke & Herbert Financial Services Corp.
Details of Net Interest Margin (unaudited)
For the three months ended
(In thousands)

Details of Net Interest Margin - Average Balances

	September 30	June 30	March 31	December 31	September 30
	2025	2025	2025	2024	2024

Interest-earning assets:
Loans:
Taxable loans	$5,584,315	$5,627,236	$5,651,937	$5,634,157	$5,621,531
Tax-exempt loans	3,511	3,737	4,057	3,115	4,310
Total loans	5,587,826	5,630,973	5,655,994	5,637,272	5,625,841
Interest-earning deposits and fed funds sold	100,445	81,369	40,757	152,537	175,265
Securities:
Taxable securities	1,034,136	1,059,310	1,039,391	1,031,024	996,749
Tax-exempt securities	586,129	476,586	435,789	452,937	440,781
Total securities	1,620,265	1,535,896	1,475,180	1,483,961	1,437,530
Total interest-earning assets	$7,308,536	$7,248,238	$7,171,931	$7,273,770	$7,238,636

Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$2,278,587	$2,239,100	$2,216,243	$2,560,445	$2,144,567
Money market & savings	1,660,401	1,648,338	1,633,307	1,366,276	1,725,387
Brokered CDs & time deposits	1,135,546	1,173,213	1,253,841	1,247,900	1,328,076
Total interest-bearing deposits	5,074,534	5,060,651	5,103,391	5,174,621	5,198,030
Borrowings:
Short-term borrowings	453,486	457,775	336,245	325,084	304,849
Subordinated debt borrowings and other	114,900	113,813	112,383	111,021	109,557
Total interest-bearing liabilities	$5,642,920	$5,632,239	$5,552,019	$5,610,726	$5,612,436

Non-interest-bearing deposits	$1,338,188	$1,352,785	$1,371,615	$1,411,202	$1,389,134

Burke & Herbert Financial Services Corp.
Supplemental Information (unaudited)
As of or for the three months ended
(In thousands, except ratios and per share amounts)

	September 30	June 30	March 31	December 31	September 30
	2025	2025	2025	2024	2024

Per common share information
Basic earnings	$1.98	$1.98	$1.80	$1.31	$1.83
Diluted earnings	1.97	1.97	1.80	1.30	1.82
Cash dividends	0.55	0.55	0.55	0.55	0.53
Book value	54.02	51.28	49.90	48.08	48.63
Tangible book value (non-GAAP1)	48.72	45.73	44.17	42.06	42.32

Balance sheet-related (at period end, unless otherwise indicated)
Assets	$7,889,037	$8,053,084	$7,838,090	$7,812,185	$7,864,913
Average interest-earning assets	7,308,536	7,248,238	7,171,931	7,273,770	7,238,636
Loans (gross)	5,559,479	5,590,457	5,647,507	5,672,236	5,574,037
Loans (net)	5,491,875	5,523,201	5,579,754	5,604,196	5,506,220
Securities, available-for-sale, at fair value	1,598,407	1,522,611	1,436,869	1,432,371	1,436,431
Intangible assets	45,431	49,114	53,002	57,300	61,598
Goodwill	34,149	34,149	32,842	32,783	32,783
Non-interest-bearing deposits	1,358,250	1,363,617	1,382,427	1,379,940	1,392,123
Interest-bearing deposits	5,053,802	5,027,357	5,159,444	5,135,299	5,208,702
Deposits, total	6,412,052	6,390,974	6,541,871	6,515,239	6,600,825
Brokered deposits	124,386	132,098	246,902	244,802	345,328
Uninsured deposits	2,022,739	1,963,566	1,943,227	1,926,724	1,999,403
Short-term borrowings	450,000	650,000	300,000	365,000	320,163
Subordinated debt, net	86,110	114,692	113,289	111,885	110,482
Unused borrowing capacity [3]	4,153,137	4,075,313	4,082,879	4,092,378	2,353,963
Total equity	822,231	780,018	758,000	730,157	738,059
Total common equity	811,818	769,605	747,587	719,744	727,646
Accumulated other comprehensive income (loss)	(68,454)	(87,854)	(88,024)	(95,720)	(75,758)

Asset Quality
Provision for credit losses	$262	$624	$501	$833	$147
Net loan charge-offs	226	1,214	1,187	737	285
Allowance for credit losses	67,604	67,256	67,753	68,040	67,817
Total delinquencies [4]	34,722	29,056	86,223	38,213	12,486
Nonperforming loans [5]	89,051	85,531	64,756	38,368	35,872

(3) Includes Federal Home Loan Bank, Borrower-in-Custody (BIC), and correspondent bank availability.
(4) Total delinquencies represent accruing loans 30 days or more past due.
(5) Includes non-accrual loans and loans 90 days past due and still accruing.

Burke & Herbert Financial Services Corp.
Supplemental Information (unaudited)
As of or for the three months ended
(In thousands, except ratios and per share amounts)

	September 30	June 30	March 31	December 31	September 30
	2025	2025	2025	2024	2024
Income statement
Interest income	$111,209	$111,858	$110,786	$112,793	$118,526
Interest expense	37,439	37,625	37,799	42,083	45,347
Non-interest income	11,585	12,877	10,023	11,791	10,616
Total revenue (non-GAAP1)	85,355	87,110	83,010	82,501	83,795
Non-interest expense	48,092	49,305	49,664	61,410	50,826
Pretax, pre-provision earnings (non-GAAP1)	37,263	37,805	33,346	21,091	32,969
Provision for (recapture of) credit losses	262	624	501	833	147
Income before income taxes	37,001	37,181	32,845	20,258	32,822
Income tax expense	7,037	7,284	5,644	465	5,200
Net income	29,964	29,897	27,201	19,793	27,622
Preferred stock dividends	225	225	225	225	225
Net income applicable to common shares	$29,739	$29,672	$26,976	$19,568	$27,397

Ratios
Return on average assets (annualized)	1.50%	1.51%	1.41%	1.00%	1.40%
Return on average equity (annualized)	14.88	15.50	14.57	10.49	15.20
Net interest margin (non-GAAP1)	4.08	4.17	4.18	3.91	4.07
Efficiency ratio	56.34	56.60	59.83	74.44	60.66
Loan-to-deposit ratio	86.70	87.47	86.33	87.06	84.44
Consolidated Common Equity Tier 1 (CET1) capital ratio [2]	12.73	12.22	11.77	11.53	11.40
Consolidated Total risk-based capital ratio [2]	15.37	15.27	14.79	14.57	14.45
Consolidated Leverage ratio[2]	10.71	10.42	10.12	9.80	9.66
Allowance coverage ratio	1.22	1.20	1.20	1.20	1.22
Allowance for credit losses as a percentage of non-performing loans	75.92	78.63	104.63	177.34	189.05
Non-performing loans as a percentage of total loans	1.60	1.53	1.15	0.68	0.64
Non-performing assets as a percentage of total assets	1.16	1.10	0.86	0.53	0.49
Net charge-offs to average loans (annualized)	1.6 bps	8.6 bps	8.5 bps	5.2 bps	2.0 bps

Burke & Herbert Financial Services Corp.
Non-GAAP Reconciliations (unaudited)
(In thousands, except ratios and per share amounts)

Operating net income, adjusted diluted EPS, and adjusted non-interest expense (non-GAAP1)
	For the three months ended
	September 30	June 30	March 31	December 31	September 30
	2025	2025	2025	2024	2024
Net income applicable to common shares	$29,739	$29,672	$26,976	$19,568	$27,397
Add back significant items (tax effected):
Merger-related	—	—	—	7,069	2,449
Total significant items	—	—	—	7,069	2,449
Operating net income	$29,739	$29,672	$26,976	$26,637	$29,846

Weighted average dilutive shares	15,112,413	15,023,807	15,026,376	15,038,442	15,040,145
Adjusted diluted EPS	$1.97	$1.97	$1.80	$1.77	$1.98

Non-interest expense	$48,092	$49,305	$49,664	$61,410	$50,826
Remove significant items:
Merger-related	—	—	—	8,948	3,101
Total significant items	$—	$—	$—	$8,948	$3,101
Adjusted non-interest expense	$48,092	$49,305	$49,664	$52,462	$47,725

Operating net income is a non-GAAP measure that is derived from net income adjusted for significant items. The Company believes that operating net income is useful in periods with certain significant items such as merger-related expenses. The operating net income is more reflective of management’s ability to grow the business and manage expenses. Adjusted non-interest expense also removes these significant items, such as merger-related expenses. Management believes it represents a more normalized non-interest expense total for periods with identified significant items.

Total Revenue (non-GAAP1)
	For the three months ended
	September 30	June 30	March 31	December 31	September 30
	2025	2025	2025	2024	2024
Interest income	$111,209	$111,858	$110,786	$112,793	$118,526
Interest expense	37,439	37,625	37,799	42,083	45,347
Non-interest income	11,585	12,877	10,023	11,791	10,616
Total revenue (non-GAAP1)	$85,355	$87,110	$83,010	$82,501	$83,795

Total revenue is a non-GAAP measure and is derived from total interest income less total interest expense plus total non-interest income. We believe that total revenue is a useful tool to determine how the Company is managing its business and demonstrates how stable our revenue sources are from period to period.

Burke & Herbert Financial Services Corp.
Non-GAAP Reconciliations (unaudited)
(In thousands, except ratios and per share amounts)

Pretax, Pre-Provision Earnings (non-GAAP1)
	For the three months ended
	September 30	June 30	March 31	December 31	September 30
	2025	2025	2025	2024	2024
Income before taxes	$37,001	$37,181	$32,845	$20,258	$32,822
Provision for (recapture of) credit losses	262	624	501	833	147
Pretax, pre-provision earnings (non-GAAP1)	$37,263	$37,805	$33,346	$21,091	$32,969

Pretax, pre-provision earnings is a non-GAAP measure and is based on adjusting income before income taxes and to exclude provision for (recapture of) credit losses. We believe that pretax, pre-provision earnings is a useful tool to help evaluate the ability to provide for credit costs through operations and provides an additional basis to compare results between periods by isolating the impact of provision for (recapture of) credit losses, which can vary significantly between periods.

Tangible Common Equity (non-GAAP1)
	For the three months ended
	September 30	June 30	March 31	December 31	September 30
	2025	2025	2025	2024	2024
Common shareholders' equity	$811,818	$769,605	$747,587	$719,744	$727,646
Less:
Intangible assets	45,431	49,114	53,002	57,300	61,598
Goodwill	34,149	34,149	32,842	32,783	32,783
Tangible common equity (non-GAAP1)	$732,238	$686,342	$661,743	$629,661	$633,265
Shares outstanding at end of period	15,028,524	15,007,712	14,982,807	14,969,104	14,963,003
Tangible book value per common share	$48.72	$45.73	$44.17	$42.06	$42.32

In management's view, tangible common equity measures are capital adequacy metrics that may be meaningful to the Company, as well as analysts and investors, in assessing the Company's use of equity and in facilitating comparisons with peers. These non-GAAP measures are valuable indicators of a financial institution's capital strength because they eliminate intangible assets from stockholders' equity and retain the effect of accumulated other comprehensive income/(loss) in stockholders' equity.

Burke & Herbert Financial Services Corp.
Non-GAAP Reconciliations (unaudited)
(In thousands, except ratios and per share amounts)

Net Interest Margin & Taxable-Equivalent Net Interest Income (non-GAAP1)
	As of or for the three months ended
	September 30	June 30	March 31	December 31	September 30
	2025	2025	2025	2024	2024
Net interest income	$73,770	$74,233	$72,987	$70,710	$73,179
Taxable-equivalent adjustments	1,305	1,059	881	858	847
Net interest income (Fully Taxable-Equivalent - FTE)	$75,075	$75,292	$73,868	$71,568	$74,026

Average interest-earning assets	$7,308,536	$7,248,238	$7,171,931	$7,273,770	$7,238,636
Net interest margin (non-GAAP1)	4.08%	4.17%	4.18%	3.91%	4.07%

The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest income, we use net interest income on a fully taxable-equivalent (FTE) basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. FTE net interest income is calculated by adding the tax benefit on certain financial interest earning assets, whose interest is tax-exempt, to total interest income then subtracting total interest expense. Management believes FTE net interest income is a standard practice in the banking industry, and when net interest income is adjusted on an FTE basis, yields on taxable, nontaxable, and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income and this adjustment is not permitted under GAAP. FTE net interest income is only used for calculating FTE net interest margin, which is calculated by annualizing FTE net interest income and then dividing by the average earning assets. The tax rate used for this adjustment is 21%. Net interest income shown elsewhere in this presentation is GAAP net interest income.